UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 8, 2016
Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 100
Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On January 8, 2016, the Compensation Committee of our Board of Directors (the “Committee”) met and approved the following with respect to the following executive officers:

•	M. Michelle Berrey, M.D., M.P.H., our President and Chief Executive Officer;

•	Timothy W. Trost, our Senior Vice President, Chief Financial Officer and Corporate Secretary;

•	Michael D. Rogers, Ph.D., our Chief Development Officer;

•	Linda M. Richardson, our Chief Commercial Officer; and

•	W. Garrett Nichols M.D., M.S., our Chief Medical Officer.

Performance-Based Bonuses for the Year Ended December 31, 2015

No specific individual goals were established for any of our executive officers for 2015. Rather, in early 2015, our Board of Directors assigned a specific weighting to each of our corporate goals on which the performance-based bonus for each executive officer would be based. The actual performance-based bonus paid to each executive officer, if any, is calculated by multiplying (i) such executive officer’s annual base salary, by (ii) such executive officer’s target bonus percentage, by (iii) the percentage attainment, as determined by the Committee, of the corporate goals established by our Board of Directors for such year. Notwithstanding the foregoing, the Committee may award a performance-based bonus in an amount above or below the amount resulting from such calculation.

For 2015, the Committee determined that we had achieved our corporate goals at a 65% level. The Committee’s determination was based on a combination of the partial achievement of (i) primary corporate goals related to the clinical development, regulatory approval strategy and commercialization planning for brincidofovir, securing additional financing, and the furtherance of other clinical studies, and (ii) “stretch” corporate goals related to the identification of a new lead compound, our progress under our contract with the Biomedical Advanced Research and Development Authority, and the initiation of a new clinical study. Accordingly, the following performance-based bonuses were awarded:

Name	2015 Performance-Based Bonus ($)
M. Michelle Berrey	164,353
Timothy W. Trost	75,644
Michael D. Rogers	75,530
Linda M. Richardson	79,625
W. Garrett Nichols	89,408

2016 Annual Base Salary

The Committee approved the following 2016 base salaries for our executive officers:

Name	2016 Base Salary ($)
M. Michelle Berrey	523,400
Timothy W. Trost	359,100
Michael D. Rogers	343,620
Linda M. Richardson	367,500
W. Garrett Nichols	412,650

Equity-Based Incentive Awards

The Committee approved grants of the following options to purchase shares of our common stock to our executive officers:

Name	Options
M. Michelle Berrey	483,600
Timothy W. Trost	178,000
Michael D. Rogers	178,000
Linda M. Richardson	178,000
W. Garrett Nichols	178,000

Each of these option grants were made pursuant to our 2013 Equity Incentive Plan, vest in equal monthly installments over a four year period from the date of grant, and have an exercise price equal to $8.06 per share, which is equal to the closing price of our common stock on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: January 14, 2016
	By:	/s/ Timothy W. Trost
Timothy W. Trost
Senior Vice President, Chief Financial Officer and Corporate Secretary